EXHIBIT 10.22
RESTRICTION AGREEMENT
THIS RESTRICTION AGREEMENT, dated and effective as of December 31, 2019 (respectively, this “Agreement” and the “Effective Date”), by and between Altice USA, Inc., a Delaware corporation (the “Company”), and Dexter Goei, an individual (“Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Class C Unit Award Agreement between Neptune Management Limited Partnership (“Neptune”) and Holder, effective as of July 13, 2016 (the “Neptune Agreement”).
WHEREAS, pursuant to the Neptune Management Limited Partnership Carry Unit Plan (the “Plan”) and the Neptune Agreement, Holder is the holder of 10,000,000 Class C Units in Neptune (the “PI Units”) granted by Neptune that are scheduled to vest in full 60 days after the completion of the 2019 Audited Financial Statements (the “Vesting Date”); provided that (i) Holder is employed by the Company or any of its Affiliates from the Grant Date through the Vesting Date and (ii) the Company performance target, as set forth in Section 2(b) of the Neptune Agreement (the “PI Unit Performance Conditions”), is achieved; provided further than in the event the PI Unit Performance Conditions are not met, all or a portion of the of the PI Units may vest as determined by the board of directors of Altice Europe N.V. (f/k/a Altice N.V.), a public limited liability company incorporated in the Netherlands, which as of the effective date of the Neptune Agreement was the general partner of Neptune;
WHEREAS, Section 2(c)(ii) of the Neptune Agreement provides that, in accordance with the Plan, the Administrator has the power to accelerate vesting of the PI Units;
WHEREAS, pursuant to the Master Separation Agreement between Altice Europe N.V. and the Company, dated as of May 18, 2018, Altice Europe N.V. transferred, among other things, all of its interests in the general partner of Neptune to the Company (the “Separation”);
WHEREAS, Section 3.1 of the Plan provides that the Administrator of the Plan is the general partner of Neptune or its delegate;
WHEREAS, following the Separation, the Company became, and is now, the general partner of Neptune and the Administrator, and as such has the right to exercise discretion to vest all or a portion of the of the PI Units in the event the PI Unit Performance Conditions are not met and to accelerate the vesting of the PI Units;
WHEREAS, the terms of the Plan and the Neptune Agreement provide that the PI Units convert into shares of common stock of the Company (“Shares”) owned by Neptune upon vesting; and
WHEREAS, upon recommendation of the compensation committee of the board of directors of the Company (the “Board”) to the Board, acting on behalf of the

Company as general partner of Neptune, approved allowing the PI Units to vest, subject to Holder agreeing to those certain performance vesting conditions and other conditions as specified in this Agreement.
NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DELIVERY OF SHARES; PERFORMANCE AND SERVICE CONDITIONS
Section 1.1 Vesting of PI Units. Subject to Holder’s execution of this Agreement and compliance with its terms and conditions, the PI Units shall vest as of December 31, 2019 (the “Delivery Date”), as approved by the Board, and 1,425,153 Shares (the “Restricted Shares”) shall be delivered by Neptune to Holder promptly following the Effective Date. The Restricted Shares shall be delivered subject to the terms and conditions of this Agreement to an account designated by the Company.
Section 1.2 83(b) Election. Holder must both properly submit to the Internal Revenue Service and return to the General Counsel of the Company at the Company’s headquarters an original signed copy of the 83(b) Election Form that is provided herewith by no later than 30 days following the Delivery Date. This Agreement will be null and void and the Restricted Shares will be immediately forfeited in full for no consideration if Holder does not comply with this Section 1.2.
Section 1.3 Performance Conditions. Subject to Section 1.4, the Restricted Shares will be non-transferrable by Holder and subject to immediate forfeiture in full for no consideration unless and until Holder remains employed by the Company or any of its Affiliates from the Effective Date through the date on which the Performance Target set forth on Exhibit A (the “Performance Target”) is determined to be achieved. Promptly following a determination that the Performance Target has been achieved, the Restricted Shares will be freely transferrable by Holder, subject to applicable Law, and will no longer be subject to a risk of forfeiture. If the Holder ceases to be employed by Company or any of its Affiliates for any reason prior to the determination of achievement of the Performance Target or the Performance Target is not achieved, the Restricted Shares will be forfeited in full for no consideration immediately upon the earlier of such cessation of employment or determination of the Performance Target not being achieved, which determination will take place no later than June 1, 2024. Notwithstanding anything to the contrary in this Agreement, the parties agree that the Board shall have sole discretion to waive or adjust the Performance Target at any time.
Section 1.4 Change of Control.
(a) Upon the occurrence of a Change of Control, the Restricted Shares will be freely transferrable by Holder, subject to applicable Law, and will no longer be subject to a risk of forfeiture.

(b) “Change of Control” means for the purposes of this Agreement:
(i) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or
(ii) a bona fide negotiated transaction to:
(1) transfer, sell, or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis provided, however, that with respect to this clause (1), any such transfer, sale or disposition whereby the stockholders of the Company immediately prior to such transaction constitute holders of a majority of the voting power of all classes of shares of the surviving entity immediately after such transaction shall not constitute a Change in Control for purposes of this Agreement;
(2) sell shares of the Company to a third party purchaser constituting all or substantially all of all classes of the then issued and outstanding shares of the Company, in a single transaction or series of related transactions (including, a tender offer); or
(3) cause the Company to engage in a merger, consolidation, recapitalization, reorganization, liquidation or dissolution; provided, however, that with respect to this clause (3), any merger, consolidation, recapitalization or reorganization of the Company whereby the stockholders of the Company immediately prior to such transaction constitute holders of a majority of the voting power of all classes of shares of the surviving entity immediately after such transaction shall not constitute a Change in Control for purposes of this Agreement.
For the avoidance of doubt, only a transaction whereby Patrick Drahi, his heirs or entities or trusts directly or indirectly under his or their control or formed for his or their benefit (together, the “Drahi Group”) cease to maintain voting control (directly or indirectly and whether by equity ownership, contract or otherwise) of the Company shall constitute a Change in Control for purposes of this Agreement.
ARTICLE II
REPRESENTATION AND WARRANTIES OF HOLDER

Holder represents and warrants to the Company as follows:
Section 2.1 Power. Holder has all requisite legal capacity to execute and deliver this Agreement and to perform his obligations hereunder.
Section 2.2 Authority. This Agreement has been duly executed and delivered by Holder and, assuming the due execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally.
Section 2.3 No Conflict. The execution and delivery by Holder of this Agreement does not (with or without the giving of notice or the lapse of time or both) contravene, conflict with or result in a breach or violation of, or a default under (a) any judgment, order, decree, statute, rule, regulation or other law applicable to Holder or (b) any contract, agreement or instrument by which Holder is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required by or with respect to Holder in connection with the execution and delivery by Holder of this Agreement.
Section 2.4 Title to Restricted Shares. As of the Effective Date, Holder will have beneficial and record ownership of the Restricted Shares, and the Restricted Shares will have been duly authorized and issued in accordance with all applicable laws and free of any preemptive rights other than restrictions on transfer under applicable securities laws and the restrictions as set forth in this Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. No party hereto may assign or delegate, by operation of Law or otherwise, this Agreement or all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties hereto, which any such party hereto may withhold in its absolute discretion; provided that the Company may assign this Agreement to its affiliate.
Section 3.2 Waiver; Amendment. Except as set forth in Section 1.3, this Agreement may not be amended or waived except by an instrument in writing signed on behalf of each of the parties hereto.
Section 3.3 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party hereto for whom it is intended, (b) if delivered by electronic mail with receipt confirmed (including by receipt of confirmatory electronic mail from recipient) or (c) if delivered by certified mail, registered mail, courier service, return-receipt received to the party hereto at the address set forth below, with copies sent to the Persons indicated:
(a) If to Holder, as set forth on the signature page hereto.
(b) If to the Company:
Altice USA, Inc.
Court Square West
Long Island City, New York 11101
Attention: General Counsel Office
or to such other address, in any such case, as either party hereto shall have last designated by notice to the other party. Notice shall be deemed to have been given on the day that it is so delivered personally, sent by email transmission and the appropriate answer back received or, if sent by overnight courier, shall be deemed to have been given one day after delivery by the courier company, or if mailed, three days following the date on which such notice was so mailed.
Section 3.4 Entire Agreement. This Agreement, the Neptune Agreement, the Plan and the other writings referred to in this Agreement or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to this subject matter.
Section 3.5 Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.
Section 3.6 Governing Law and Jurisdiction. This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflicts of law principles, except to the extent governed by federal law in which case federal law shall govern.

Section 3.7 Consent to Jurisdiction and Service of Process. Each of the parties hereto (a) irrevocably agrees that all actions (whether in contract or tort, at law or in equity or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be exclusively resolved in a federal or state court sitting in the State of New York, (b) irrevocably agrees service of process, summons, notice or document by registered mail addressed to them at their respective addresses for notice in Section 3.3 shall be effective service of process against it for any such action, suit or proceeding brought in any such court, and (c) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action, suit or proceeding in any such court. Each of the parties hereto hereby agrees that a final judgment in any action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
Section 3.8 WAIVER OF JURY TRIAL. EACH PARTY hereto HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY hereto (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY hereto HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY hereto WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES AND AGREES THAT IT AND THE OTHER party has BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 3.9 Representation by Counsel. Each of the parties has been represented by and has had an opportunity to consult legal counsel in connection with the negotiation and execution of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring either party hereto by virtue of the authorship of any of the provisions of this Agreement.
Section 3.10 Preamble; Recitals. The preamble and recitals contained in this Agreement are hereby incorporated by reference within the terms and conditions of this Agreement and are to have full force and effect.

Section 3.11 Further Assurances. From the date hereof until the termination of this Agreement in accordance with its terms, each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.
Section 3.12 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and both such counterparts together shall be deemed an original of this Agreement. Signatures to this Agreement transmitted by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) or similar form will have the same effect as physical delivery of the paper document bearing the original signatures.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.
HOLDER:
/s/ Dexter Goei
Dexter Goei
Address: One Court Square, Long Island City, New York 11101
[E-MAIL ADDRESS REDACTED]
THE COMPANY:
ALTICE USA, INC.
By: /s/ Colleen R. Schmidt
Name: Colleen R. Schmidt
Title: EVP, Human Resources